UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the Stockholder Consent to Action, discussed in Item 5.07 below, the following departures and appointments of directors and principal officers occurred.

Kevin B. Donovan ceased to be a director of the Company.

Frank Schulte ceased to be a director of the Company.

Admiral Thomas C. Lynch ceased to be a director of the Company.

Kevin B. Donovan ended his role as President, Treasurer, Principal Executive Officer, and Principal Accounting Officer of the Company.

Bobby Grisham was re-elected as a director of the Company.

Woodrow W. Clark II was re-elected as a director of the Company.

Randall Letcavage was elected as a director of the Company.

Marvin Winkler was elected as a director of the Company.

Lane Harrison was elected as a director of the Company.

The Company appointed Randall Letcavage to serve as Chief Executive Officer, President, Treasurer, Principal Executive Officer, and Principal Accounting Officer of the Company.

Item 5.07     Submission of Matters to a Vote of Security Holders

On October 5, 2012, four stockholders with a majority of the voting power of the Company took action by written consent without a meeting under the laws of the State of Nevada (the “Stockholder CTA”). As a result, the Company intends to spin-off WePOWER Ecolutions, Inc., a wholly owned subsidiary incorporated in Delaware, to the Company’s stockholders. Effective immediately, Mr. Frank Schulte has resigned from the Company’s Board of Directors and was elected the sole director and Executive Chairman of WePOWER Ecolutions Inc. Likewise, Mr. Kevin Donovan has resigned from the Company’s Board of Directors, ended his role as President, Treasurer, Principal Executive Officer, and Principal Accounting Officer of the Company, and was re-appointed as Chief Executive Officer of WePOWER Ecolutions Inc.

The Stockholder CTA re-elected Bobby Grisham and Woodrow W. Clark as directors and elected Randall Letcavage, Marvin Winkler, and Lane Harrison as directors.

Kevin Donovan will receive 500,000 shares of the Company’s common stock in connection with his new role.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Chief Executive Officer
Date: October 12, 2012

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